EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and TSX Stock Exchanges

________________________ NEWS ______________________

Vista Gold Corp. Announces Final Leach Test Results at Mt Todd
with Average Gold Recoveries Above 90%

Denver, Colorado, August 13, 2019 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced the completion of its metallurgical testing program and reported final leach test results for its Mt Todd gold project located in Northern Territory, Australia.

Results of this comprehensive metallurgical program are based on testing completed on 71 samples of material from the Batman deposit, representing various head grades and a wide range of grind sizes. Results confirm:

•	Average gold recoveries are in the low-90% range, compared to 86.4% in the Preliminary Feasibility Study dated effective January 24, 2018 (as defined below);
•	Grinding to 80% passing (P80) 40 microns results in higher gold recoveries across all grade ranges; and
•	Additional higher gold recoveries correlate to higher grade feed material.

Frederick H. Earnest, President and Chief Executive Officer, commented, “We are pleased with the results of the comprehensive metallurgical testing program. The average gold recoveries at a finer grind size continue to reflect the predictable nature of the deposit observed in previous programs. We expect these results to positively impact the economics of the Mt Todd gold project. Our analysis indicates that each 1% improvement in gold recovery results in approximately a 0.6% increase in IRR and a US$27 million increase in the NPV5%. In addition to the improvement in gold recovery, this metallurgical program provides us with the engineering information to make modest changes in the process flowsheet to reflect the finer grind size. We are now focused on completing an updated preliminary feasibility study that will also incorporate current equipment prices, consumable supply costs, and foreign exchange rates. We have hired an independent engineering firm to complete a benchmarking study for our internal use in the review of the preliminary feasibility study results due to be announced later this quarter.”
Metallurgical Testing Program Description and Results

The metallurgical testing program was conducted on bulk samples from the Batman deposit with gold grades in the following ranges: greater than 1.5 grams gold per tonne (“g Au/t”), 1.0 to 1.5 g Au/t, 0.8 to 1.0 g Au/t, 0.6 to 0.8 g Au/t, 0.4 to 0.6 g Au/t, and less than 0.4 g Au/t (lower than cut-off grade). All samples were HPGR crushed, screened and sorted at testing facilities in Germany. Subsequently, they were shipped to Denver, Colorado where samples were prepared by Resource Development Inc. (“RDi”). Fine grinding tests were completed at FLSmidth in Salt Lake City, Core Metallurgical Labs in Perth, and SGS Laboratories near Toronto. Fine grinding was completed to simulate results from VXP mills and IsaMills. In addition to providing samples for subsequent leach testing, these tests provided engineering information to support the preparation of an updated preliminary feasibility study. Standard leach tests reflective of the proposed Mt Todd process flowsheet were completed at RDi with assays completed by Florin Analytical Services in Reno.

The following tables summarize the leach test results of 71 samples:

(1)	Previously reported in the May 29, 2019 press release.

Qualified Person

Deepak Malhotra, on behalf of Resource Development Inc., an independent Qualified Person as defined by Canadian National Instrument 43-101, supervised the preparation of the information that forms the basis for the scientific and technical information disclosed herein and has reviewed this press release and consented to its release.
For further information on the Mt Todd Gold Project, see the Technical Report entitled “NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia,” dated March 2, 2018 with an effective date of January 24, 2018 (the “Preliminary Feasibility Study”), which is available on SEDAR as well as on Vista’s website under the Technical Reports section.
About Vista Gold Corp.
The Company is a gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is the largest undeveloped gold project in Australia.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that recoveries in the low 90% range may be achieved for the Mt Todd gold project; our belief that the testing results show higher recoveries at finer grind sizes; timing and completion of an updated preliminary feasibility study incorporating the results of the completed metallurgical testing program; and that actual results will be consistent with test work results are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: test results are indicative of actual results, no change to laws or regulations impacting mine development or mining activities, our approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments, preliminary feasibility studies and feasibility studies on our projects, if any, our experience with regulators, our experience and knowledge of the Australian mining industry and positive changes to current economic conditions and the price of gold.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2019 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.